UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 and 15(d) of
the Securities Exchange Act of 1934

February 2, 2011
Date of Report (Date of earliest event reported)

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

13-4921002
Delaware	1-1204	(IRS Employer
(State of Incorporation)	(Commission File Number)	Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)

(212) 997-8500
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On February 2, 2011, the Compensation and Management Development Committee of Hess Corporation (“the Company”) approved target cash bonuses for the chief executive officer, chief financial officer and three most highly compensated executive officers (other than the chief executive officer and chief financial officer) of the Company for 2011.  One-third of the bonus is payable based upon attainment of a specified target level of a corporate performance measure, one-third is based upon the attainment of specified business unit metrics, and one-third is discretionary based on individual performance and other qualitative factors.  Payouts may range from 0% to 150% for each component of the target bonus, based on the percentage of attainment of the corporate and business unit performance measures and, with respect to the individual performance component, the Compensation and Management Development Committee’s determination of an appropriate amount.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws;
Change in Fiscal Year.

On February 2, 2011, the Board of Directors (the “Board”) of the Company adopted amendments to the Company’s By-Laws (the “By-Laws”) to provide for majority voting in uncontested elections of directors.  The amendments became effective immediately upon adoption by the Board.

Article III, Section 4 of the By-Laws was amended to provide that candidates for director will be elected to the Board by a majority of the votes cast at any meeting for the election of directors at which a quorum is present.  A majority of votes cast means that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election. Votes cast include votes to withhold authority and exclude abstentions with respect to that director's election.  In contested elections where the number of candidates exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

If a nominee who already serves as a director is not elected and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee (the “Committee”) will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation taking into account the recommendation of the Committee, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation. If the incumbent director's resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director's resignation is accepted by the Board, then the Board may fill any resulting vacancy or decrease the size of the Board.  Nominees for director must deliver to the Company a written representation and agreement that such person will abide by the requirement of Section 4 of Article III of the By-Laws.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the complete text of the By-Laws, as amended and restated effective as of February 2, 2011.  A copy of the By-Laws, as amended and restated, is attached as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
3.1	Hess Corporation By-Laws, as amended and restated February 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS CORPORATION

Date: February 8, 2011	By:	/s/ John P. Rielly
Name: John P. Rielly
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Hess Corporation By-Laws, as amended and restated February 2, 2011